Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

John J. Doherty

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, NY 10005

(212) 361-4385

(Name, address and telephone number of agent for service)

WireCo WorldGroup Inc.

(Issuer with respect to the Securities)

Delaware	27-0061302
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12200 NW Ambassador Drive Kansas City, MO	64163
(Address of Principal Executive Offices)	(Zip Code)

9.5% Senior Notes Due 2017

(Title of the Indenture Securities)

Additional Registrants

Name of Additional Registrant	State or Other Jurisdiction of Incorporation/ Organization	I.R.S. Employee Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, or Registrant’s Principal Executive Offices
WRCA US Holdings Inc.	Delaware	20-8267198	12200 NW Ambassador Drive Kansas City, MO 64163 816-270-4700

WRCA, LLC	Delaware	03-0585263	12200 NW Ambassador Drive Kansas City, MO 64163 816-270-4700

WireCo WorldGroup (Cayman) Inc.	Cayman Islands	98-0687029	c/o Walkers SPV Limited Walker House 87 Mary Street, George Town Grand Cayman, KY1-9002, Cayman Islands 345-949-0100

WRCA Distributor (Cayman) Ltd.	Cayman Islands	Not applicable	c/o Walkers SPV Limited Walker House 87 Mary Street, George Town Grand Cayman, KY1-9002, Cayman Islands 345-949-0100

WireCo WorldGroup Sales (Cayman) Ltd.	Cayman Islands	Not applicable	c/o Walkers Corporate Services Limited Walker House 87 Mary Street, George Town Grand Cayman, KY1-9002, Cayman Islands 345-949-0100

WRCA Finance (Luxembourg) S.À R.L.	Luxembourg	Not applicable	412F, route d’Esch L-1030, Luxembourg

WRCA (Luxembourg) Holdings S.À R.L.	Luxembourg	Not applicable	412F, route d’Esch L-1030, Luxembourg

WRC A (Luxembourg) S.À R.L.	Luxembourg	Not applicable	412F, route d’Esch L-1030, Luxembourg

WRCA Canadian Holdings (Luxembourg) S.À R.L.	Luxembourg	Not applicable	412F, route d’Esch L-1030, Luxembourg

2

Name of Additional Registrant	State or Other Jurisdiction of Incorporation/ Organization	I.R.S. Employee Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, or Registrant’s Principal Executive Offices
1295728 Alberta ULC	Canada	Not applicable	3400 First Canadian Centre 350 - 7th Ave SW Calgary AB T2P 3N9 Canada

Wireline Works Partnership	Canada	Not applicable	3400 First Canadian Centre 350 - 7th Ave SW Calgary AB T2P 3N9 Canada

Phillystran Europe B.V.	Netherlands	98-0687037	Kralingseweg 264B 3066RA Rotterdam The Netherlands

Oliveira Holland B.V.	Netherlands	Not applicable	Mandenmakerstraat 51 3194 DA Hoogvliet Rotterdam The Netherlands

Casar Drahtseilwerk Saar GmbH	Germany	Not applicable	Casarstraße 1 66459 Kirkel, Germany +49 68 41 / 80 91-0

WRCA Portugal Sociedade Unipessoal LDA	Portugal	Not applicable	Rua de S. João de Brito 605E 1º 1.2 4100 455 Oporto Portugal

WireCo WorldGroup Portugal Holdings SGPS, S.A	Portugal	Not applicable	Rua Do Outeiro No. 906 4475 150 Maia Portugal

Manuel Rodrigues de Oliveira Sá & Filhos, S.A.	Portugal	Not applicable	Rua Do Outeiro No. 906 4475 150 Maia Portugal

Albino, Maia & Santos, Limitada	Portugal	Not applicable	R Dos Remolares 28/38 1200 371 Lisbon Portugal

Cabos & Lingas – Sociedade Portuguesa de Comércio, Limitada	Portugal	Not applicable	Urbanização da Portela Avenida da República, 1-1/A 2685 232 Portela Portugal

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.**

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.**

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2010 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 6th of May, 2011.

By:	/s/ William G. Keenan
William G. Keenan
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 6, 2011

By:	/s/ William G. Keenan
William G. Keenan
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2010

($000’s)

12/31/2010
Assets
Cash and Balances Due From Depository Institutions	$14,487,388
Securities	51,308,254
Federal Funds	4,252,675
Loans & Lease Financing Receivables	191,819,118
Fixed Assets	5,282,543
Intangible Assets	13,055,167
Other Assets	22,054,399

Total Assets	$302,259,544
Liabilities
Deposits	$211,417,189
Fed Funds	9,951,510
Treasury Demand Notes	0
Trading Liabilities	524,005
Other Borrowed Money	33,939,855
Acceptances	0
Subordinated Notes and Debentures	7,760,721
Other Liabilities	7,839,191

Total Liabilities	$271,432,471
Equity
Minority Interest in Subsidiaries	$1,736,480
Common and Preferred Stock	18,200
Surplus	14,136,872
Undivided Profits	14,935,521

Total Equity Capital	$30,827,073
Total Liabilities and Equity Capital	$302,259,544